POLICY MANAGEMENT SYSTEMS CORPORATION

                      CHANGE IN CONTROL SEVERANCE PAY PLAN
                              FOR SELECT EMPLOYEES


1.     PURPOSE

This Policy Management Systems Corporation Change in Control Severance Pay Plan for Select Employees has been established by the Company to provide for the payment of severance pay and benefits to Eligible Employees whose employment with the Company or any other Participating Employer terminates due to certain conditions created by a Change in Control of the Company. The purpose of the Plan is to assure a continuity in operations of the Company in the event of a Change in Control by allowing employees to focus on their responsibilities to the Company knowing that they have certain financial security in the event of their termination of employment. The accomplishment of this purpose is in the best interests of the Company and its shareholders.

2.     DEFINITIONS

The  terms  defined  in  this  Section  2  shall  have the meanings given below:

a. "Annual Base Salary" means an Eligible Employee's gross annual base salary before any deductions, exclusions or any deferrals or contributions under any Participating Employer plan or program, but excluding bonuses, incentive awards, or compensation, employee benefits or any other non-salary form of compensation.

b.     "Board"  means  the  Board  of  Directors  of  the  Company.

c.     "Change  in  Control"  has  the  meaning  given  in  Section  3.

d.     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

e. "Committee" means the Compensation Committee of the Board, or such other committee appointed by the Board to perform the functions of the Committee under the Plan.

f.     "Covered  Termination"  has  the  meaning  given  in  Section  6.

g. "Company" means Policy Management Systems Corporation, a South Carolina corporation.

h. "Eligible Employee" means any member of the management of the Company or any other Participating Employer who is designated by the Board from time to time as being eligible to participate in the Plan.
i. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

j.     "Exchange  Act"  means  the  Securities Exchange Act of 1934, as amended.

k.     "Participating  Employer"  has  the  meaning  given  in  Section  4.

l. "Plan" means this Policy Management Systems Corporation Change in Control Severance Pay Plan for Select Employees.

m. "Severance Period" means the three (3) year period immediately following a Covered Termination.

3.     CHANGE  IN  CONTROL

For purposes of the Plan, a "Change in Control" means the occurrence of one of the following events:

(a) any "person" (as such term is defined in Section 3 (a) (9) of the Exchange Act and as used in Sections 13 (d) (3) and 14 (d) (2) of the Exchange
Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 1/3% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (i) an acquisition by the Company of any of its subsidiaries; (ii) an acquisition by any employee benefit plan or employee stock plan sponsored or maintained by the Company or any of its subsidiaries or any trustee or fiduciary with respect to such plan; or (iii) an acquisition by any underwriter temporarily holding Company Voting Securities pursuant to an offering of such securities;

(b)     individuals  who,  as  of  the  date  hereof,  constitute the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority thereof; provided however, that any person becoming a director subsequent to the date hereof, whose election, or nomination for election, by the Company's shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (b), considered as though such person were a member of the Incumbent Board, but excluding for this purpose any individual elected or nominated as a director of the Company as a result of any actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board;

(c) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transactions or the issuance of securities in connection with the transaction or otherwise (a "Business Combination"), unless (i) immediately following such Business Combination: (A) more than 50% of the total voting power of the corporation resulting from such Business Combination (the "Surviving Corporation") or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan or employee stock plan sponsored or maintained by the Surviving Corporation or Parent Corporation or any trustee or fiduciary with respect to any such plan) is or becomes the beneficial owner, directly or indirectly, of 33 1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination or (ii) the Business Combination is effected by means of the acquisition of Company Voting Securities from the Company, and prior to such acquisition a majority of the Incumbent Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (c); or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, other than a sale or disposition of assets to a subsidiary of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33 1/3% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

For purposes of this Section 3 only, the term "subsidiary" means a corporation of which the Company owns directly or indirectly 50% or more of the voting power.

4.     PARTICIPATING  EMPLOYERS

The Company and each subsidiary corporation of which the Company owns directly or indirectly more than 50% of the voting power at the time of the Change in Control shall be Participating Employers under the Plan. In addition, the Committee may designate other affiliates of the Company as Participating Employers under the Plan, from time to time and under such terms and conditions as shall be specified by an action in writing by the Committee. Such terms and conditions may impose limitations on the extent to which any such affiliate participates in the Plan (including, but not limited to, the duration of any such participation), but shall not provide rights or benefits to Eligible Employees that are broader than those set forth in the Plan. Any entity that is a Participating Employer at the time of a Change in Control shall continue to be a Participating Employer following a Change in Control, and any person, firm or business that is a successor to the business or interests of a Participating Employer following a Change in Control shall be treated as a Participating Employer under the Plan.

Notwithstanding the foregoing or anything elsewhere in the Plan to the contrary, the Committee shall have the discretionary authority, as specified below, to exclude from participation or limit the participation of any Participating Employer with respect to its Eligible Employees employed outside of the United States. The Committee shall exercise this authority only by an action in writing taken prior to a Change in Control on the basis of a good faith determination that, as a result of the specific effect of applicable local law or practice with respect to the Plan, it would be in the best interests of the Company to so exclude or limit such participation. In addition, to the extent specified by an action in writing prior to a Change in Control, the Committee may offset the benefits provided under the Plan to any such Eligible Employee by benefits under severance arrangements that exist by reason of applicable local law or practice.

5.     ELIGIBLE  EMPLOYEES

All Eligible Employees shall participate in the Plan. Any person who is an Eligible Employee shall continue to be an Eligible Employee notwithstanding any change in his/her position or classification following a Change in Control.

6.     COVERED  TERMINATIONS

An Eligible Employee shall be treated as having suffered a "Covered Termination" hereunder if his/her employment is terminated at any time within two (2) years following the date of a Change in Control, by reason of termination of employment by a Participating Employer without "Cause" or by the Eligible Employee for "Good Reason."

An Eligible Employee shall not be treated as having suffered a Covered Termination in the event of his/her death, total disability (within the meaning of the Company's Long Term Disability Coverage), transfer of employment among Participating Employers (unless such transfer gives rise to a "Good Reason") or involuntary termination for "Cause."

A termination of an Eligible Employee's employment hereunder by a Participating Employer shall be deemed to have occurred "For Cause" if, within a reasonable period after such termination, a good-faith finding shall be made by a majority of the Board that such termination occurred as a result of any of the following:
(i) any act committed by an Eligible Employee which shall represent a breach in any material respect of any of the terms of the Eligible Employee's employment and which breach is not cured within 30 days of receipt by the Eligible Employee of written notice from a Participating Employer of such breach; (ii) improper conduct, consisting of any willful act or omission with the intent of obtaining, to the material detriment of a Participating Employer, any benefit to which an Eligible Employee would not otherwise be entitled; (iii) improper conduct consisting of sexual harassment or act of moral turpitude; (iv) gross negligence, consisting of wanton and reckless acts or omissions in the performance of an Eligible Employee's duties to the material detriment of a Participating Employer; (v) bad faith in the performance of an Eligible Employee's duties, consisting of willful acts or omissions, to the material detriment of a Participating Employer, including excessive unexcused absence from work; (vi) use of illegal drugs or unauthorized use of alcohol in the workplace or being under the influence of illegal drugs or alcohol while at work; or (vii) any conviction of, or plea of nolo contendere to, a crime (other
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than a traffic violation) that constitutes a felony under the laws of the United
States or any political subdivision thereof. A Participating Employer shall provide written notice to an Eligible Employee, within a reasonable time period, that the Board is convening for purposes of determining whether an Eligible Employee's termination of employment was For Cause and an Eligible Employee (or his representative) shall have the right to appear before the Board in connection with such determination.

The employment of an Eligible Employee shall be deemed to have been terminated "For Good Reason" upon termination of employment by an Eligible Employee following a "constructive termination event," subject to the provisions below.

For purposes hereof, the following shall constitute constructive termination events: (i) any reduction of an Eligible Employee's salary or failure to increase an Eligible Employee's salary each year for two consecutive years by 5% or, the greater of the change in the Consumer Price Index between January 1 and December 31 of the next preceding year; (ii) failure to pay an annual bonus to an Eligible Employee for each calendar year that ends after a Change in Control in an amount representing a percentage of the Eligible Employee's salary at least as great as the average of the respective percentages of the Eligible Employee's salary represented by the Eligible Employee's bonuses for the three most recent calendar years before a Change in Control (with any such calendar years during which no bonus was paid to be counted as 0% years); (iii) a material reduction from pre-Change in Control levels in an Eligible Employee's employee benefits and perquisites (other than incentive and bonus plans which are covered above), unless a Participating Employer provides a substitute benefit that is at least as favorable on an after-tax basis; (iv) a material reduction in an Eligible Employee's title, position, reporting relationship, responsibilities or authority; and (v) a relocation of an Eligible Employee's office by more than 35 miles that increases the Eligible Employee's travel distances from home.

An event described above as a constructive termination event shall be treated as a constructive termination event hereunder following the expiration of 30 days from the date an Eligible Employee has notified a Participating Employer of the occurrence of such event and his intention to treat such event as a constructive termination event and terminate his employment on the basis thereof, provided that a Participating Employer has not cured the constructive termination event before the expiration of such 30-day period. Any notice given by an Eligible Employee under this paragraph shall be effective only if given to a Participating Employer in writing within 45 days after the event in question.

7.     SEVERANCE  PAYMENT

The amount of the severance payment to be received by an Eligible Employee whose employment is terminated under conditions constituting a Covered Termination shall equal three (3) times the sum of:
          i. the Eligible Employee's Annual Base Salary at the time of Covered Termination (calculated without regard to any reduction in Annual Base Salary that results in a Good Reason termination) or, if greater, at the time of the Change in Control, plus

ii the greater of (i) the amount of the Eligible Employee's target incentive bonus for the year of Covered Termination or (ii) the amount of the Eligible
Employee's incentive bonus earned for the year immediately prior to the Change in Control.

The severance payment to be made shall be paid to the Eligible Employee in a single lump sum cash payment, net of any required tax withholding, within fifteen (15) calendar days after the date of the Eligible Employee's Covered Termination. Any payment required under this Section 7 or any other provision of the Plan that is not made in a timely manner shall bear interest at a rate equal to one (1) percent above the prime rate, as published in The Wall Street
                                                                 ---------------
Journal,.  as  in  effect  from  time  to  time.
 ------

8.     OTHER  SEVERANCE  BENEFITS

In addition to the severance payment provided under Section 7, an Eligible Employee shall be entitled to the following benefits and other rights in the event of his/her Covered Termination:

           a. The Eligible Employee shall be entitled to continued coverage and benefits for the duration of the Severance Period, at the Company's expense, under all employee welfare benefit plans (including, without limitation, medical, dental, group life, death benefit, dependent life, supplemental life, accidental death and dismemberment, short-term disability and long-term disability plans, health care reimbursement account and dependent day care reimbursement account) of Participating Employer for which he/she was eligible at the time of Covered Termination or, if it would provide benefit coverages more favorable to the Eligible Employee, at the time of the Change in Control, as though his/her termination of employment had not occurred (the "Welfare Continuation Coverages"). All Welfare Continuation Coverages shall apply to the Eligible Employee and any of his/her dependents who would have been eligible for coverage if the Eligible Employee remained employed for the applicable Severance Period. The Company may provide the Eligible Employee with the Welfare Continuation Coverages under arrangements other than its generally applicable welfare benefits plans, provided that the benefit coverages so provided are at least as favorable to the Eligible Employee as coverage under the otherwise applicable Welfare Continuation Coverages, on a coverage by coverage basis, and taking into account all tax consequences to the Eligible Employee. At the expiration of the applicable Severance Period, the Eligible Employee shall be treated as a then terminating employee with respect to the right to elect continued medical and dental coverages in accordance with section 4980B of the Code (or any successor provision thereto).

              b. Immediately upon a Covered Termination, any stock options or similar equity-based incentive rights granted to the Eligible Employee under a stock incentive plan of a Participating Employer that are not then fully vested and exercisable shall become fully vested and immediately exercisable and the Eligible Employee shall be entitled to exercise any such rights for the longest exercise period that could be granted to the Eligible Employee under the terms of such plan. The provisions of this paragraph (b) shall apply equally to any awards or rights into which the equity incentive rights described herein are converted or for which such rights are substituted in connection with a Change in Control.

            c. The Eligible Employee shall be entitled to the following payments and benefits in respect of accrued compensation rights at the time of a Covered Termination, in addition to all other rights provided under the Plan:
(i) immediate payment of any accrued but unpaid Annual Base Salary through the date of Covered Termination; (ii) payment within fifteen (15) calendar days of Covered Termination of the accrued bonus for the year in effect on the date of the Covered Termination, determined on the basis of the bonus earned under terms of the applicable bonus plan through the date of termination, or, if greater, the pro-rata amount of the target bonus for the period of such year through the date of termination; (iii) payment within fifteen (15) calendar days of Covered Termination of all non-tax-qualified deferred compensation rights, if any, in lieu of payment in respect of such rights that would otherwise be made at a later date in accordance with the terms of such arrangements, except to the extent such rights are funded by amounts held under an irrevocable grant or trust or other irrevocable commitment of funds by the Company; and (iv) all benefits and rights accrued under the employee benefit plans, fringe benefit programs and payroll practices of a Participating Employer (other than those described in clause (iii) above) in accordance with their terms (including, without limitation, employee pension, employee welfare, incentive bonus and stock incentive plans).

d. The Eligible Employee shall be provided, at the Company's sole expense, with professional outplacement services selected by the Eligible Employee consistent with his/her duties of profession and of a type and level customary for persons in his/her position; provided, however, that the Company shall not
                                   --------  -------
be required to pay fees in connection with the foregoing in an amount greater than fifteen (15) percent of the Eligible Employee's Annual Base Salary for purposes of item (i) of Section 7.

           e. With respect to any Eligible Employee who is, immediately prior to a
Change in Control or a Covered Termination, indemnified by the Company for his/her service as a director, officer or employee of a Participating Employer, the Company shall indemnify such Eligible Employee to the fullest extent permitted by applicable law, and the Company shall maintain in full force and effect, for the duration of all applicable statute of limitation periods, insurance policies at least as favorable to the Eligible Employee as those maintained by the Company for the benefit of its directors and officers at the time of Change in Control, with respect to all costs, charges and expenses whatsoever (including payment of expenses in advance of final disposition of a proceeding) incurred or sustained by the Eligible Employee in connection with any action, suit or proceeding to which he/she may be made a party by reason of being or having been a director, officer or employee of a Participating Employer or serving or having served any other enterprise as a director, officer or employee at the request of a Participating Employer.

9.     POTENTIAL  EXCISE  TAXES

In the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the benefit of an Eligible Employee who suffers a Covered Termination is a "parachute payment" within the meaning of section 280G of the Code, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, or whether prior to or following the Covered Termination, in connection with, or arising out of, his/her employment with a Participating Employer or a change in ownership or effective control of the Company or a substantial portion of its assets (a "Payment"), and would be subject to the excise tax imposed by section 4999 of the Code (the "Excise Tax"), concurrent with the making of such Payment, the Company shall pay to the Eligible Employee an additional payment (the "Gross-Up Payment") in an amount such that the net amount retained by the Eligible
Employee, after deduction of any Excise Tax on such Payment and any federal, state or local income tax and Excise Tax on the Gross-Up Payment shall equal the amount of such Payment. In the event the Internal Revenue Service subsequently may assess or seek to assess from the Eligible Employee an amount of Excise Tax in excess of that determined in accordance with the foregoing, the Company shall pay to the Eligible Employee an additional Gross-Up Payment, calculated as described above in respect of such excess Excise Tax, including a Gross-Up Payment in respect of any interest or penalties imposed by the Internal Revenue Service with respect to such excess Excise Tax.

10.        NO  MITIGATION  OR  OFFSET

An Eligible Employee shall be under no obligation to minimize or mitigate damages by seeking other employment, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligation to make the payments and provide the benefits required under the Plan. In addition, the Company's obligation to make the payments and provide the benefits required under the Plan shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other rights which a Participating Employer may have against an Eligible Employee.

11.     UNFUNDED  STATUS

The Plan is intended to constitute an unfunded employee benefit plan and shall be interpreted and administered accordingly. The payments and benefits provided hereunder shall be paid from the general assets of the Company. Nothing herein shall be construed to require the Company to maintain any fund or to segregate any amount for the benefit of any employee, and no employee or other person shall have any right against, right to, or security or other interest in any fund, account or asset of the Company from which the payment pursuant to the Plan may be made. Consistent with the foregoing, the Company may, in its sole discretion, deposit funds in a grantor trust or otherwise establish arrangements to pay amounts that become due under the Plan, and, notwithstanding anything elsewhere in the Plan to the contrary, the payments and benefits due under the Plan shall be reduced to reflect the amount of any payment made in respect of any Eligible Employee from a grantor trust or other arrangement established for this purpose.

12.     ADMINISTRATION

The Committee shall be named fiduciary of the Plan and the plan administrator for purposes of ERISA. The Committee shall be responsible for the overall operation of the Plan and shall have the fiduciary responsibility for the general operation of the Plan. The Committee may allocate to any one or more of the Company's employees any responsibility the Committee may have under the Plan and may designate any other person or persons to carry out any of the Committee's responsibilities under the Plan. As plan administrator, the Committee shall maintain records pursuant to the Plan's provisions and shall be responsible for the handling, processing and payment of any claims for benefits under the Plan.

13.     CLAIMS  AND  DISPUTES

Within fifteen (15) calendar days of a Covered Termination, the Company shall notify each Eligible Employee whom the Company determines is entitled to payments and benefits under the Plan of his/her entitlement to such payments and benefits. An Eligible Employee who is not so notified may submit a claim for payments and benefits under the Plan in writing to the Company within ninety
(90)  calendar  days  after  becoming  entitled to such benefits as described in
Section 6. All such claims shall be approved or denied in writing by the Company within fifteen (15) calendar days after submission.

Any denial of a claim by the Company shall be in writing and shall include: (i) the reason or reasons for the denial; (ii) reference to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Eligible Employee to perfect the claim together with an explanation of why the material or information is necessary; and (iv) an explanation of the Plan's claim review procedure, described below.

An Eligible Employee shall have a reasonable opportunity to appeal a denied claim to the Company for a full and fair review. The Eligible Employee or authorized representative shall have sixty (60) calendar days after receipt of written notification of the denial of claim in which to request a review and to review pertinent documents of the Plan. The Company shall notify the Eligible Employee or his/her authorized representative of the time and place for the claim review. The Company shall issue a decision on the reviewed claim promptly, but no later than fifteen (15) calendar days after receipt of the request for review. The Company's decision shall be in writing and shall include: (i) the reasons for the decision, and (ii) references to the Plan provisions on which the decision is based.

If the Eligible Employee shall dispute the Company's final decision, the dispute shall be submitted to an arbitration proceeding, conducted before a panel of three arbitrators, in accordance with the rules of the American Arbitration Association (or such other organization selected by mutual agreement of the Company and the Eligible Employee). Such arbitration shall take place in the location most practicably proximate to the Eligible Employee's principal workplace. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Notwithstanding the foregoing, if an Eligible Employee believes the claims procedure or dispute resolution mechanism provided under this Section 13 would be futile or would cause such Eligible Employee irreparable harm, the Eligible Employee may, in his/her sole discretion, elect to enforce his/her rights under the Plan pursuant to section 502 of ERISA.

The Company shall bear the expense of any enforcement proceeding brought by an Eligible Employee under the Plan and shall reimburse the Eligible Employee for all of his/her reasonable costs and expenses relating to such enforcement proceedings, including, without limitation, reasonable attorneys' fees and expenses, provided that the Eligible Employee is the prevailing party in such proceeding. For the purposes hereof, the trier of fact in such enforcement proceeding shall be requested to make a determination as to the reimbursement of the Eligible Employee's costs and expenses as a prevailing party hereunder. In no event shall the Eligible Employee be required to reimburse the Company for any of the costs or expenses relating to such enforcement proceeding.

14.     TERM  AND  AMENDMENT

The Plan shall become effective on the date of its adoption by the Board (the "Effective Date") and shall continue to be effective until the "Expiration Date." The Expiration Date shall initially be the third anniversary of the Effective Date, but as of the first anniversary of the Effective Date and each anniversary date thereafter, the Expiration Date shall be extended by an additional one (1) year unless, not later than ninety (90) calendar days prior to the respective anniversary date of the Effective Date, the Board shall specify by resolution or other written action that the Expiration Date shall not be so extended. Notwithstanding the foregoing, in the event of a Change in Control, the Plan shall continue in effect, and the Expiration Date shall not occur, until the satisfaction of all severance payments and benefits to which Eligible Employees are or may become entitled to under the Plan. The Board shall have the right, by resolution or other written action, to terminate the Plan, amend the Plan or to add or delete Eligible Employees; provided, however,
                                                              --------  -------
that no such termination, amendment or deletion of an Eligible Employee by the Board shall be effective (i) if taken after a Change in Control, or (ii) to reduce the rights or benefits of any Eligible Employee if such action was taken within 6 months prior to a Change in Control or was taken in anticipation of or in connection with a Change in Control.

15.     SUCCESSORS  AND  ASSIGNS

The Plan shall be binding upon any person, firm or business that is a successor to the business or interests of the Company, whether as a result of a Change in Control of the Company or otherwise. All payments and benefits that become due to an Eligible Employee under the Plan shall inure to the benefit of his/her heirs, assigns, designees or legal representatives.

16.     ENFORCEABILITY

The Company intends the Plan to constitute a legally enforceable obligation between it and each Eligible Employee, and that the Plan confer vested rights on each Eligible Employee in accordance with the terms of the Plan, with each Eligible Employee being a third-party beneficiary thereof. Nothing in the Plan, however, shall be construed to confer on any Eligible Employee any right to continue in the employ of a Participating Employer or affect the right of a Participating Employer to terminate the employment or change the terms and conditions of employment of an Eligible Employee, with or without notice or cause, prior to a Change in Control, or to take any such action following a Change in Control, subject to the consequences specified by the Plan.

The Plan shall be construed and enforced in accordance with ERISA and the laws of the State of South Carolina to the extent not preempted by ERISA, regardless of the law that might otherwise govern under applicable principles or provisions of choice or conflict of law doctrines. To the extent any provision of the Plan shall be invalid or unenforceable under any applicable law, it shall be considered deleted herefrom and all other provisions of the Plan shall be unaffected and shall continue in full force and effect.

               POLICY  MANAGEMENT  SYSTEMS  CORPORATION

                             SCHEDULE OF PARTICULARS
                          FOR NAMED EXECUTIVE OFFICERS
                    RE: CHANGE IN CONTROL SEVERANCE PAY PLAN

NAMED EXECUTIVE               EFFECTIVE DATE OF
OFFICER                         PARTICIPATION


Michael D. Gantt               October 22, 1996
Harald J. Karlsen              February 7, 2000